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                                                                 Exhibit (23)(d)

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses:

      (1) Registration Statement (Form S-3 No. 333-120611) of Consumers Energy Company;

      (2) Registration Statement (Form S-4 No. 333-122429) of Consumers Energy Company, and

      (3) Registration Statement (Form S-8 No. 333-76347) pertaining to Employee Savings and Incentive Plan of Consumers Energy Company;

of our reports dated March 7, 2005, with respect to the consolidated financial statements and schedule of Consumers Energy Company, Consumers Energy Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Consumers Energy Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                /s/ Ernst & Young LLP

Detroit, Michigan
March 7, 2005